Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of Marijuana Company of America, Inc. of our report dated May 14, 2020 relating to our audits of the December 31, 2019 and 2018 consolidated financial statements, which report appears in the Prospectus that is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ L&L CPAs, PA
L&L CPAs, PA
Plantation, FL
November 23, 2020